Exhibit 10.5

May 17, 2026

Dirk Thye

RE: Retention Bonus

Dirk,

Quince feels it is in our best interest to retain you in order to ensure continuity of operations. We would like to offer you, based on the milestone below, a bonus totaling $700,000.00. The bonus will be paid if you remain employed by Parent through the date of stockholder approval of matters relating to Quince’s acquisition of OrphAI Therapeutics, Inc.

This payment is subject to all applicable deductions and withholdings and will be paid out on the first available payroll date after the milestone is met. This agreement does not change the at-will employment relationship.

In addition, by signing below you agree that Section 3(b)(iv) of that certain Executive Change in Control Agreement between you and Quince dated May 19, 2022 be and hereby is deleted in its entirety.

/s/ David Lamond
David Lamond
Chairman of the Board

Acknowledged and Agreed To:

/s/ Dirk Thye
Dirk Thye

611 Gateway Boulevard • Suite 273 • South San Francisco • California • 94080